EXHIBIT 1.1
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                           NEWELL RUBBERMAID INC.
                      $250,000,000 6.00% Notes Due 2007
                     $250,000,000  6.75% Notes Due 2012


                           UNDERWRITING AGREEMENT


                                                     March 11, 2002


   To the Representatives
       named in Schedule I
       hereto of the Under-
       writers named in
       Schedule II hereto


   Ladies and Gentlemen:

             Newell Rubbermaid Inc., a Delaware corporation (the "Company"), proposes to sell, severally and not jointly, to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its 6.00% Notes Due 2007 (the "2007 Notes") and its 6.75% Notes Due 2012 (the "2012 Notes") identified in Schedule I hereto (collectively, the "Securities"), to be issued under the senior indenture (the "Indenture") dated as of November 1, 1995, between Newell Rubbermaid Inc. (formerly Newell Co.) and JP Morgan Chase Bank (formerly The Chase Manhattan Bank (National Association)), as trustee (the "Trustee"), relating to senior debt securities. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

             The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-82829) for the registration of securities (the "Original Registration Statement"), including the Securities, under the Securities Act of 1933, as amended (the "1933 Act") and a registration statement filed pursuant to Rule 462(b) of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"), and the offering of such Securities from time to time in accordance with Rule 415 of the 1933 Act Regulations. Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus constituting a part thereof,



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   and the prospectus supplement relating to the offering of the
   Securities, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and the term "Registration Statement" shall include both the Original Registration Statement and the Rule 462(b) Registration Statement.

        1.   Representations and Warranties.

             (a) REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Date (as defined below) (each of the Closing Date and the date hereof being referred to as a "Representation Date"), as follows:

                  (i) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                  (ii) SUBSIDIARIES. Each subsidiary of the Company which is a significant subsidiary as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact

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   business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock, owned directly or indirectly by the Company, of each Significant Subsidiary has been duly authorized and validly issued is fully paid and non-assessable and is so owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                  (iii) REGISTRATION STATEMENT AND PROSPECTUS. At the time each of the Original Registration Statement and the Rule 462(b) Registration Statement became effective, the Original Registration Statement, the Rule 462(b) Registration Statement and the Indenture complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the "1939 Act Regulations"). Each of the Original Registration Statement and the Rule 462(b) Registration Statement, at the time it became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply, with respect to any Underwriter, to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter with respect to itself expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the 1939 Act (Form T-1).

                  (iv) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed or amended or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and as of the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements


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   therein, in the light of the circumstances under which they were or are made, not misleading.

                  (v) ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (vi) FINANCIAL STATEMENTS. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                  (vii) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, THE INDENTURE AND THE SECURITIES. This Agreement has been duly and validly authorized, executed and delivered by the Company; the Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Indenture and the Officers' Certificate with respect to the Securities heretofore delivered by the Company to the Trustee (the "Officers' Certificate") against payment of the consideration therefor specified in the Prospectus, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Securities and the Indenture will be substantially in the form heretofore delivered to the Underwriters, and each holder of the Securities will be entitled to the benefits provided by the Indenture.

                  (viii) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material

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   adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (b) there have been no transactions entered into by the Company or any of its subsidiaries that are material to the Company and its subsidiaries considered as one enterprise, other than those in the ordinary course of business, and (c) except for regular dividends on the Company's common stock or preferred stock in amounts per share that are consistent with past practices or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (ix) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                  (x) NO DEFAULTS. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except when such default would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, the compliance by the Company with its obligations hereunder and thereunder and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company.

                  (xi) CATASTROPHIC EVENTS. The Company has not sustained a loss on account of fire, flood, accident, terrorism or

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   other calamity which materially and adversely affects the business of the Company and its subsidiaries taken as a whole as disclosed in the Registration Statement and the Prospectus, regardless of whether or not such loss shall have been insured.

                  (xii) LEGAL PROCEEDINGS; CONTRACTS. Except as set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which will, in the opinion of the Company, result in any Material Adverse Effect or will materially and adversely affect the performance by the Company of its obligations under this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

                  (xiii)    ENVIRONMENTAL LAWS.   Except as would not,
   singly or in the aggregate, result in a Material Adverse Effect, and other than as described or incorporated by reference in the Prospectus, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
   (C) there are no pending or, to the Company's or any of its subsidiaries' knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any


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   of its subsidiaries relating to Hazardous Materials or Environmental
   Laws.

                  (xiv) NO AUTHORIZATION, APPROVAL OR CONSENT REQUIRED. No authorization, approval, consent, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities ("Blue Sky") laws.

                  (xv) INAPPLICABILITY OF INVESTMENT COMPANY ACT OF 1940. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xvi) COMMODITY EXCHANGE ACT. The Securities, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

                  (xvii) RATINGS. As of the date hereof, the senior unsecured long term debt of the Company is rated Baa1 by Moody's Investors Service, Inc. ("Moody's"), BBB+ by Fitch Ratings, Ltd. ("Fitch") and BBB+ by Standard & Poor's Ratings Group ("S&P").

             (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any director or officer of the Company and delivered to an Underwriter or to counsel for the Underwriters in connection with the offering or sale of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

        2.   Purchase and Sale.

              Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the 2007 Notes and the 2012 Notes set forth opposite such Underwriter's name in Schedule II hereto. The Underwriters may engage the services of any other broker or dealer in connection with the resale of any of the Securities purchased by them and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.



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        3.   Delivery and Payment.

             Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds. Delivery of the Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office specified in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

             The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

        4.   Covenants of the Company.

             The Company covenants with each Underwriter as follows:

             (a) NOTICE OF CERTAIN EVENTS. The Company will notify the Underwriters immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, including any document incorporated by reference therein, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. In addition, after learning of either such event, the Company will forthwith notify the Underwriters if the rating assigned to any debt securities of the Company by any nationally recognized securities rating agency shall have been lowered, or if any such rating agency

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   shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

             (b) NOTICE OF CERTAIN PROPOSED FILINGS. The Company will give the Underwriters notice of its intention to file or prepare any additional registration statement with respect to the registration of additional 2007 Notes or 2012 Notes, any amendment to the Registration Statement (including any filing under Rule 426(b))or any amendment or supplement to the Prospectus (other than a supplement providing solely for the specification of the interest rates or formulas and issuance prices of the 2007 Notes or 2012 Notes sold pursuant hereto), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be.

             (c) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as each Underwriter may reasonably request. The Company will furnish to each Underwriter as many copies of the Prospectus (as amended or supplemented) as each Underwriter shall reasonably request so long as the requesting Underwriter is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase Securities. The Registration Statement and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

             (d) PREPARATION OF PROSPECTUS SUPPLEMENTS. The Company will prepare, with respect to the Securities to be sold to the Underwriters pursuant to this Agreement, a Prospectus Supplement with respect to such Securities and will file such Prospectus Supplement pursuant to Rule 424(b) under the 1933 Act within the time period prescribed therefor under Rule 424(b).

             (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall

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   occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

             (f) EARNINGS STATEMENTS. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11 (a) of the 1933 Act.

             (g) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Underwriters, to qualify the 2007 Notes and the 2012 Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the 2007 Notes and the 2012 Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the 2007 Notes and the 2012 Notes have been qualified as above provided. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

             (h) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the SEC pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.



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             (i)  USE OF PROCEEDS.  The Company will use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Prospectus.

        5.   Conditions to the Obligations of the Underwriters.

             The obligations of the Underwriters to purchase the 2007 Notes and the 2012 Notes from the Company shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained as of the date hereof and the Closing Date, and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof relating to such Securities, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

             (a) LEGAL OPINIONS. The Underwriters shall have received the following legal opinions, dated as of the Closing Date, and otherwise in form and substance satisfactory to the Underwriters:

                  (1) OPINION OF GENERAL COUNSEL OF COMPANY. The opinion of the General Counsel of the Company to the effect that:

                       (i)  Each Significant Subsidiary is validly
   existing in good standing under the laws of the jurisdiction of its organization and, to the best of such counsel's knowledge, each of the Company and each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                       (ii) Each Significant Subsidiary has the power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the Prospectus.

                       (iii)     All of the issued and outstanding
   capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, if any, is owned directly or indirectly by the Company, free and clear of any recorded security interest, lien, encumbrance or claim.

                       (iv) To the best of such counsel's knowledge, there are no legal or governmental proceedings before any court or governmental agency, authority or body or any arbitrator pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein.

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                       (v)  The execution and delivery by the Company of
   this Agreement, the Indenture and the Securities, the performance by the Company of its agreements herein and therein and the incurrence by the Company of the indebtedness to be evidenced by the Securities will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or by which any of them are bound or to which any property or assets of the Company or any such Significant Subsidiary is subject.

                       (vi) the Company's authorized and outstanding equity capitalization is as set forth in the Prospectus as of the date or dates indicated herein; and the Securities conform in all material respects to the description thereof contained in the Prospectus.

                       (vii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (2) OPINION OF COMPANY COUNSEL. The opinion of Schiff Hardin & Waite, counsel to the Company, to the effect that:

                       (i) The Company and each Significant Subsidiary has been duly incorporated (or, in the case of a Significant Subsidiary that is not a corporation, duly formed or organized, as the case may be) and is validly existing in good standing under the laws of the jurisdiction of its incorporation (or, if applicable, formation or organization).

                       (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities.

                       (iii)     The Company is duly qualified as a
   foreign corporation to transact business and is in good standing under the laws of the State of Illinois.

                       (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                       (v)  The Indenture has been duly and validly
   authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms,

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   except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                       (vi) The forms of the Securities filed as exhibits to the Registration Statement comply with the requirements of the Indenture applicable thereto; the Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Indenture and the Officers' Certificate against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and each holder of Securities will be entitled to the benefits of the Indenture.

                       (vii) The information in the Prospectus under the captions "Description of the Notes," "Description of Debt Securities," "Particular Terms of the Senior Debt Securities," "Particular Terms of the Subordinated Debt Securities" and "Description of Capital Stock" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                       (viii)    The Indenture is qualified under the
   1939 Act.

                       (ix) Each of the Original Registration Statement and the Rule 462(b) Registration Statement, is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Original Registration Statement or the Rule 462(b) Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b), or if the filing of the Rule 434 Term Sheet is required pursuant to Rule 434, the Rule 434 Term Sheet will be filed in the manner and within the time period required by Rule 434.

                       (x) At the time it became effective, each of the Original Registration Statement and the Rule 462(b) Registration

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   Statement (other than the financial statements and related schedules and other financial information included or incorporated by reference therein), complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

                       (xi) The execution, delivery and performance by the Company of this Agreement, the Indenture and the Securities, the performance by the Company of its agreements herein and therein and the incurrence by the Company of the indebtedness to be evidenced by the Securities will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any Material Contract nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company. For purposes of the preceding sentence, "Material Contract" shall mean each indenture, loan agreement, contract, agreement or arrangement, as each shall have been amended to the date of such opinion, filed as an exhibit to, or incorporated by reference in, the most recent Annual Report to the SEC on Form 10-K of the Company or any report filed since the date of such report with the SEC under Section 13 of the 1934 Act.

                       (xii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                       (xiii) No authorization, consent, approval, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws.

                       (xiv) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein) complied when filed or, if amended, when so amended, as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

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                  (3)  OPINION OF COUNSEL TO THE UNDERWRITERS.  The
   opinion of Sidley Austin Brown & Wood LLP, counsel to the
   Underwriters, covering the matters referred to in subparagraph (2) under the subheadings (i) (solely with respect to the Company) and (v) to (xi).

                  (4)  RELIANCE BY COUNSEL.     In rendering their
   opinion, the General Counsel of the Company and Schiff Hardin & Waite may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and Illinois or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                  (5) DISCLOSURE. In giving their opinions required by subsections (a)(1), (a)(2) and (a)(3) of this Section, the General Counsel of the Company, Schiff Hardin & Waite and Sidley Austin Brown & Wood LLP, respectively, shall each additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (other than the financial statements and related schedules and other financial information included or incorporated by reference therein), at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) and at the date hereof and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein), at the date hereof and at the Closing Date (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             The Company hereby requests that counsel render the opinions provided for in Sections 5(a)(l) and 5(a)(2) of this Agreement, on its behalf.

             (b) OFFICER'S CERTIFICATE. On the date hereof and on the Closing Date there shall not have been since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or

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   otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Underwriters shall have received a certificate or certificates of the chief financial officer, the treasurer or any assistant treasurer of the Company, substantially in the form of Appendix I hereto and dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied hereunder at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

             (c) COMFORT LETTER. The Representatives shall have received a letter from Arthur Andersen LLP, dated as of each Representation Date, and otherwise in form and substance satisfactory to the Representatives, to the effect that:

                  (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (ii) In their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

                  (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to any unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial

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   statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) any unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations,
   (C) any other unaudited financial statement data included in the Registration Statement and Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data were derived or any such unaudited financial statement data were not determined on a basis substantially consistent with the corresponding amounts in the audited financial statements included in the Registration Statement and Prospectus, (D) any unaudited pro forma financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements, or (E) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries (other than changes resulting from the exercise of stock options granted under the Company's existing stock option plans or drawings under the Company's existing revolving credit agreements with JP Morgan Chase Bank and certain other banks referred to therein) or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Underwriters and the Company.

                  (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with

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   the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

             (d) RATINGS. With respect to the purchase of the Securities by the Underwriters, none of Moody's, S&P or Fitch shall have lowered its rating as to the Securities since the date on which the Company agreed to issue and sell the Securities nor, since such date, shall any of such rating agencies have publicly announced that it has under surveillance or review with possible negative implications its rating of the Securities.

             (e) ADDITIONAL INFORMATION. Prior to the Closing Date the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

             (f) RANKING. The Securities are not junior or subordinated to any other indebtedness of the Company.

             (g) OTHER DOCUMENTS. On the date hereof and on the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

             If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company (in writing, or orally if promptly confirmed in writing) at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding the provision of an earnings statement set forth in Section 4(f) hereof, the provisions concerning payment of expenses set forth in Section 8 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 10 hereof and the provisions concerning governing law and forum set forth in Section 14 hereof shall remain in effect.

             The documents required to be delivered by this Section 5 shall be delivered at the office of Sidley, Austin Brown & Wood LLP counsel for the Underwriters, at 875 Third Avenue, New York, New York, on the applicable Representation Date.

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        6.   Reimbursement of Underwriters' Expenses.

             If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

        7.   Indemnification and Contribution.

             (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any and all legal or other expenses whatsoever, as incurred (including fees and disbursements of counsel chosen by the Underwriters) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

             (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company, and each person who controls the Company within the

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   meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements described in
   Schedule I which appear in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

             (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such

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   action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that in no event shall the indemnifying party be liable for the expenses of more than one separate counsel (plus any local counsel) representing the indemnified parties who are parties to such action. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

             (d)  In the event that the indemnity provided in paragraph
   (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.

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   Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, and each director, officer, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
   (d).

        8.   Payment of Expenses.

             The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

             (a)  The preparation and filing of the Registration
   Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

             (b) The preparation, filing and reproduction of this Agreement;

             (c) The preparation, printing or other reproduction, issuance and delivery of the Securities, including any fees and expenses relating to the use of book-entry Securities;

             (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent;

             (e) The qualification of the Securities under state securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

             (f) The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration
   Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto;

             (g) The preparation, printing or other reproduction and delivery to the Underwriters of copies of the Indenture and all supplements and amendments thereto;

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             (h)  Any fees charged by rating agencies for the rating of the 2007 Notes and the 2012 Notes;

             (i) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. or listing on a securities exchange;

             (j) Any advertising and other out-of-pocket expenses of the Underwriters incurred with the approval of the Company;

             (k) The cost of providing any CUSIP or other identification numbers for the Securities; and

             (l) The fees and expenses of DTC (as defined in the Indenture) and any nominees thereof in connection with the Securities.


        9.   Default by an Underwriter.

              If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.




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        10.  Representations, Warranties and Agreements to Survive
   Delivery.

             The covenant regarding the provision of an earnings statement set forth in Section 4(f) hereof, the provisions concerning payment of expenses set forth in Section 8 hereof, the provisions concerning governing law and forum set forth in Section 14 hereof and all representations, warranties, agreements, indemnities and other statements of the Company or its officers set forth in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Underwriter or any controlling person of such Underwriter, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities. The provisions of Section 7 shall survive the termination or cancellation of this Agreement.

        11.  Termination of this Agreement.

             This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to the Closing Date (i) if there shall have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the date of this Agreement, there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to proceed with the offering and delivery of the Securities, or (iii) if, since the date of this Agreement, trading in any securities of the Company shall have been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said Exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, or if a material disruption in commercial banking or securities settlement or clearance service in such country shall have occurred, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the

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                                                           EXECUTION COPY


   Company as of the date of such agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since such date that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the Representatives' attention any facts that would cause the Representatives to reasonably believe that the Prospectus, at the time it was required to be delivered to the Underwriters, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

        12.  Notices.

             Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.


        If to the Company:

             Newell Rubbermaid Inc.
             29 East Stephenson Street
             Freeport, Illinois 61032
             Attention:  Clarence R. Davenport
             Telecopier:  815-233-8060

        If to Banc of America:

             Banc of America Securities LLC
             Banc of America Corporate Center
             100 North Tryon Street
             Charlotte, NC  28255
             Attention:  Douglas Fink
             Telecopier:  704-388-9939

        If to Banc One:

             Banc One Capital Markets, Inc.
             Investment Grade Securities
             1 Bank One Plaza/Suite IL1-0595
             Chicago, Illinois  60670
             Attention:  Katherine Cokic
             Telecopier:  312-732-4773




                                     25



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             or at such other address as such party may designate from
   time to time by notice duly given in accordance with the terms of this
   Section 12.

        13.   Parties.

             This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy, claim or obligation under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of and binding upon the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

        14.  Applicable Law.

             This Agreement will be governed by and construed in accordance with the laws of the State of New York. Any suit, action or proceeding brought by the Company against an Underwriter in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in The City of New York.




















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             If the foregoing is in accordance with the Underwriters'
   understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                           Very truly yours,



                                           NEWELL RUBBERMAID INC.

                                           By: /s/ C.R. Davenport
                                               -------------------------
                                           Name: C.R. Davenport
                                           Title:  Vice President -
                                           Treasurer

   The foregoing Agreement is
   hereby confirmed and accepted
   as of the date specified in
   Schedule I hereto.


   BANC OF AMERICA SECURITIES LLC



   By: /s/ Lily Chang
      ---------------------------
   Name:  Lily Chang
   Title:  Principal



   BANC ONE CAPITAL MARKETS, INC.


   By:  /s/ Katherine Cokic
       --------------------------
   Name:  Katherine Cokic
   Title:  Associate Director


   For themselves and the other
   several Underwriters, if any,
   named in Schedule II to the foregoing Agreement.



                                                           EXECUTION COPY



                                 SCHEDULE I


   Underwriting Agreement dated March 11, 2002

   Registration Statement No. 333-82829

   Representatives:    Banc of America Securities LLC
                       Banc of America Corporate Center
                       100 North Tryon Street
                       Charlotte, North Carolina 28255

                       Banc One Capital Markets, Inc.
                       Investment Grade Securities
                       1 Bank One Plaza/Suite IL1-0595
                       Chicago, Illinois 60670

   Title, Purchase Price and Description of Securities:

    Title: 6.00% Notes due 2007        Title: 6.75% Notes due 2012

    Principal amount:  $250,000,000    Principal amount: $250,000,000

    Indenture:  Indenture dated as of  Indenture:  Indenture dated as of
    November 1, 1995 (as amended),     November 1, 1995 (as amended),
    between the Company and JP Morgan  between the Company and JP Morgan
    Chase Bank (formerly The Chase     Chase Bank (formerly The Chase
    Manhattan Bank (National           Manhattan Bank (National
    Association)), as Trustee.         Association)), as Trustee.

    Purchase price: 99.344% of         Purchase price: 99.220% of
    principal amount, plus accrued     principal amount, plus accrued
    interest, if any, from March 14,   interest, if any, from March 14,
    2002 to the date of delivery.      2002 to the date of delivery.

    Price to Public:  99.944% of       Price to Public:  99.870% of
    principal amount, plus             principal amount, plus accrued
    accrued interest, if any, from     interest, if any, from March 14,
    March 14, 2002 to the date of      2002 to the date of delivery.
    delivery.

    Sinking fund provisions: None      Sinking fund provisions: None



                                                           EXECUTION COPY



    Redemption provisions:  In whole   Redemption provisions:  In whole
    or in part at any time and from    or in part at any time and from
    time to time at the option of the  time to time at the option of the
    Company at a redemption price      Company at a redemption price
    equal to the greater of (i) 100%   equal to the greater of (i) 100%
    of the principal amount of the     of the principal amount of the
    notes being redeemed on the        notes being redeemed on the
    redemption date and (ii) the       redemption date and (ii) the
    Make-Whole Amount (as defined in   Make-Whole Amount (as defined in
    the Prospectus).                   the Prospectus).

    Other provisions:  None            Other provisions:  None

    Closing Date, Time and Location:   Closing Date, Time and Location:

         10:00 a.m., New York time          10:00 a.m., New York time
         March 14, 2002 at the              March 14, 2002 at the
         offices of Sidley Austin           offices of Sidley Austin
         Brown & Wood LLP in New York       Brown & Wood LLP in New York
         City                               City


   Modification of items to be covered by the letter from Arthur Andersen LLP delivered pursuant to Section 5(c) at the date hereof: None

   Information provided by or on behalf of the several Underwriters for purposes of Section 7(b):

        1.   The first and second complete sentences in the first
   (partial) paragraph on page S-14 of the Prospectus beginning, "The underwriters have advised us . . ."

        2. The third sentence in the first paragraph under the table on page S-14 of the Prospectus beginning, "The underwriters have advised us that . . ."

        3. The information in the second paragraph under the table on page S-14 of the Prospectus beginning, "In connection with the offering . . ."

        4. The information in the third paragraph under the table on page S-14 of the Prospectus beginning, "The underwriters may also impose a penalty bid."






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                                 SCHEDULE II

                                         Principal Amount   Principal Amount
                                         of 2007 Notes to   of 2012 Notes to
             Underwriters                  be Purchased       be Purchased
             ------------                ----------------   ----------------
    Banc of America Securities LLC         $87,500,000         $87,500,000
    Banc One Capital Markets, Inc.          87,500,000          87,500,000
    Barclays Bank PLC                       16,250,000          16,250,000
    BNP Paribas Securities Corp.            16,250,000          16,250,000
    CommerzBank Capital Markets Corp.       16,250,000          16,250,000
    RBC Dominion Securities Corporation     16,250,000          16,250,000
    Morgan Stanley & Co. Incorporated        5,000,000           5,000,000
    Raymond James & Associates, Inc.         5,000,000           5,000,000
                                           -----------         -----------

                 Total                    $250,000,000        $250,000,000
                                          ============        ============